Exhibit 3.49

CERTIFICATE OF LIMITED PARTNERSHIP

OF

LIQUID CONTAINER L.P.

The undersigned, desiring to form a limited partnership pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

I.	The name of the limited partnership is Liquid Container L.P.

II.	The address of the limited partnership’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent, Delaware 19901. The name of the limited partnership’s registered agent for the service of process at such address is The Prentice-Hall Corporation System, Inc.

III.	The name and business address of the sole general partner of the limited partnership is as follows:

Liquid Container Inc.

c/o Applied Industrial

Materials Corporation

One Parkway North, Suite 400

Deerfield, Illinois 60015

Attn: Charles P. Gallagher

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of Liquid Container L.P. as of this 2nd day of November, 1990.

LIQUID CONTAINER INC.

By:	/s/ Wayne C. Kocourek
Wayne C. Kocourek, President